Exhibit 10d

SECOND MODIFICATION OF SUBLEASE

SECOND MODIFICATION OF SUBLEASE made as of February 25, 2009, by and between EMPIRE STATE BUILDING ASSOCIATES L.L.C., a New York limited liability company having its office at 60 East 42nd Street, New York, New York (hereinafter called “Sublessor”); and EMPIRE STATE BUILDING COMPANY L.L.C., a New York limited liability company having its office at 60 East 42nd Street, New York, New York (hereinafter called “Sublessee”).

W I T N E S S E T H:

Sublessor is the current sublessor and Sublessee is the current sublesse under that certain Agreement of Sublease dated December 27, 1961 between Empire State Building Associates, as sublandlord, and Lawrence A. Wien, Harry B. Helmsley, Martin Wiener Realty Corporation and Parempco Inc., Joint Venturers associated under the name Empire State Building Company, as tenants, and recorded December 27, 1961 in Liber 5173 Page 155 in the office of the City Register of the County of New York, which sublease was partially assigned by Parempco Inc. to Lawrence A. Wien and Harry B. Helmsley by Assignment of Sublease dated February 1, 1963 and recorded July 10, 1963 in Liber 5239 Page 122 in the office of the City Register of the County of New York; which sublease was further partially assigned by Lawrence A. Wien to Wico Trading Corporation by Assignment of Sublease dated June 30, 1964 and recorded July 22, 1964 in Liber 5287 Page 238; which sublease was modified by First Modification of Sublease between Empire State Building Associates and Lawrence A. Wien, Harry B. Helmsley, Wico Trading Corporation and Martin Wiener Realty Corporation, Joint Venturers associated under the name of Empire State Building Company dated February 15, 1965 and recorded February 15, 1965 in Liber 5315 Page 1 in the office of the City Register of the County of New York (the foregoing being hereinafter collectively called the “Sublease”).

An improvement program has been undertaken by Sublessee to maintain the competitive position of the Demised Premises;

A substantial portion of said program is being funded from cash flow from the Demised Premises, a tax result of which is to create “phantom” income for the members of Sublessee;

Sublessor and Sublessee have agreed that a more economic approach to funding the program would be to borrow some portion of the costs thereof.  Sublessor has obtained a commitment from Signature Bank to lend to Sublessor and Empire State Land Associates L.L.C., the current Lessor of the Demised Premises, the sum of thirty-one million five hundred thousand ($31,500,000) dollars; and

Sublessor is willing to make funds available from such borrowing for the improvement program, provided that the rental payable by Sublessee is increased as hereinafter provided.

NOW, THEREFORE, in consideration of the sum of ten ($10.00) dollars, the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, hereby agree as follows:

1.

Terms used herein and not otherwise defined have the meanings attributed to them in the Sublease.

2.

Subdivision 1 of Section 2.01 of the Sublease is hereby modified by adding thereto the following provision:

“(g)

Notwithstanding anything herein set forth to the contrary, the rental payable by Sublessee pursuant to the preceding paragraphs of this subdivision 1 of Section 2.01 shall be increased by the amount of debt service payable each month pursuant to that certain Mortgage Note dated

February 25, 2009 made by Lessor and Sublessor to Signature Bank (hereinafter called the “Mortgage Note”) and under any replacement of such Mortgage Note or additional promissory note made by Lessor and/or Sublessor in connection with the refinancing of the indebtededness evidenced by such Mortgage Note, irrespective of any increase in such monthly amount due to any increase in the principal amount thereof or rate of interest payable with respect thereto or as a result of the incorporation of a principal component in such monthly installment of debt service.  Notwithstanding the provisions of the preceding sentence, the rental payable pursuant to this paragraph (g) shall not include principal payable upon the maturity of such Mortgage Note or any such replacement or additional note or any principal component of any monthly debt service installment that is not included therein on a self-amortizing basis.  The principal amount of any proximate or remote refinancing of the Mortgage Note upon which rental under this paragraph (g) is computed shall not exceed the principal amount of the then current indebtedness plus the reasonable costs of refinancing (including, without limitation, origination fees, legal fees, brokerage commissions, recording taxes, costs of appraisals and other customary costs associated with commercial mortgage borrowings).  The amount of any such increase in rental pursuant to this paragraph shall be determined by Sublessor in accordance with the terms hereof and shall be payable on the first day of each month following notice thereof to Sublessee, provided that any such increase shall be retroactive to the first day that interest shall accrue under such Mortgage Note or replacement or additional note.”

3.

Except as herein modified, the Subease shall remain in full force and effect, and the parties hereby ratify and confirm all of the other terms, covenants and conditions thereof.

4.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

Sublessor:

EMPIRE STATE BUILDING ASSOCIATES L.L.C.

By :/s/ Anthony E. Malkin

Anthony E. Malkin, Member

Sublessee:

EMPIRE STATE BUILDING COMPANY L.L.C.

By /s/ Anthony E. Malkin

Anthony E. Malkin, Member

CONSENTED TO:

EMPIRE STATE LAND ASSOCIATES L.L.C.

By: Empire State Building Associates L.L.C.,

       Sole Member

By

/s/ Anthony E. Malkin

Anthony E. Malkin, Member

STATE OF NEW YORK

)

)

ss.:

COUNTY OF NEW YORK

)

On the 25th day of February in the year 2009 before me, the undersigned, a Notary Public in and said State, personally appeared Peter L. Malkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signature on the instrument, the individuals, or the persons upon behalf of which the individual acted, executed the instrument.

/s/ Jennifer Kelly

Jennifer Kelly

Notary Public

STATE OF NEW YORK

)

)

ss.:

COUNTY OF NEW YORK

)

On the 25th day of February in the year 2009 before me, the undersigned, a Notary Public in and said State, personally appeared Anthony E. Malkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signature on the instrument, the individuals, or the persons upon behalf of which the individual acted, executed the instrument.

/s/ Jennifer Kelly

Jennifer Kelly

Notary Public